Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of KaloBios Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint David W. Pritchard. and Jeffrey H. Cooper, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 Act, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ David W. Pritchard David W. Pritchard	Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2012

/s/ Jeffrey H. Cooper Jeffrey H. Cooper	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2012

/s/ Denise Gilbert Denise Gilbert	Director	September 4, 2012

/s/ James I. Healy, M.D., Ph.D. James I. Healy, M.D., Ph.D.	Director	September 4, 2012

/s/ Dennis Henner, Ph.D. Dennis Henner, Ph.D.	Director	September 4, 2012

Signature	Title	Date

/s/ Ted W. Love Ted W. Love	Director	September 4, 2012

/s/ Gary Lyons Gary Lyons	Director	September 4, 2012

/s/ Brigitte Smith Brigitte Smith	Director	September 3, 2012

/s/ Raymond M. Withy, Ph.D. Raymond M. Withy, Ph.D.	Director	September 4, 2012